UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest Event Reported): December 4, 2008

CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)
11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)

(310) 826-5648
(Registrant’s Telephone Number, Including Area Code)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

    On December 4, 2008, CytRx Oncology Corporation, a wholly owned subsidiary of CytRx Corporation (“we,” “us,” “CytRx” or the “Company”), entered into a sub-sublease with Red Pine Advisors LLC, as sub-subtenant, with respect to the 25th Floor offices at 555 Madison Avenue, New York, New York, formerly occupied by Innovive Pharmaceuticals, Inc., which we acquired in September 2008.

    The sub-sublease covers approximately 5,800 square feet and is for a term expiring on August 29, 2012, unless earlier terminated in accordance with the sub-sublease.

    We will be entitled under the sub-sublease to base annual rent, commencing February 4, 2009, of approximately $350,000, plus an amount equal to certain taxes and operating expenses payable by us to the sub-landlord under our sublease of the space.  At present under our sublease, we pay base annual rent of approximately $210,000, plus certain taxes and operating expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION By: /s/ Mitchell K. Fogelman Mitchell K. Fogelman Chief Financial Officer

Dated: December 9, 2008